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                                                                   EXHIBIT 23.5

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-13123 of Metrocall, Inc. of our report dated February 28, 1996, appearing in the current report on Form 8-K/A of Metrocall, Inc. dated October 1, 1996, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE, LLP
DELOITTE & TOUCHE LLP
Nashville, Tennessee
November 6, 1996